EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       BOARDWALK MORTGAGE SECURITIES INC.

         Boardwalk Mortgage Securities Inc. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: The present name of the corporation is Boardwalk Mortgage Securities Inc., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is October 28, 2004.

         SECOND: The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Boardwalk Mortgage Securities Inc. without any further amendments other than the amendments herein certified and without discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         THIRD: The amendment and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         FOURTH: The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

                              "AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       BOARDWALK MORTGAGE SECURITIES INC."

         FIRST: The name of this corporation is Boardwalk Mortgage Securities
Inc.

         SECOND: Its Registered Office in the State of Delaware is to be located at 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, 19901. The Registered Agent in charge thereof is National Registered Agents, Inc.

         THIRD: The Corporation exists only for the purposes specified in this paragraph THIRD. The corporation has been formed for the sole purpose of conducting the following activities:

         (a) Acquiring as purchaser and/or by contribution to the capital of the corporation or otherwise, owning, holding, transferring, assigning, selling, contributing to capital, pledging and otherwise dealing with (i) mortgage notes and similar such instruments, related real property mortgages and deeds of trust and other related agreements, documents, books and records, (ii) related rights to payment, whether constituting cash, account, chattel paper, instrument, general intangible or otherwise, and any


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                  other related assets, property and rights, including without limitation security interests, (iii) related collection, deposit, custodial, trust and other accounts, lock boxes and post office boxes and any amounts and other items from time to time on deposit therein, (iv) real property and any improvements thereon and personal property acquired by foreclosure, deed-in-lieu thereof or otherwise in respect of any of the foregoing, (v) certificates, notes, bonds or other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any of the foregoing and (vi) proceeds and other payments and distributions of any kind of, on or in respect of any of the foregoing;

          (b) Authorizing, issuing, selling and delivering, directly or indirectly through business trusts, common law trusts or other entities established solely for such purpose, certificates, notes, bonds and other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any portion of the assets described in foregoing paragraph (a), and in connection therewith entering into servicing, insurance, credit enhancement, reimbursement and other agreements related thereto; and

          (c) Taking any action necessary or reasonable to enable the corporation to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable to accomplish any of the foregoing.

         FOURTH: The amount of the total authorized capital stock of this corporation is one thousand (1,000), all of which are of a par value of $0.01 dollars each and classified as Common stock.

         FIFTH: The election of directors of the corporation need not be by ballot unless the by-laws of the corporation so provide. The books of the corporation may, subject to any statutory requirements, be kept at such place within or outside the State under the laws of Delaware as may be designated by the board of directors or the by-laws of the corporation.

         SIXTH: As used herein, (i) "person" means any individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation, limited liability company or other entity, (ii) "affiliate" means any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified and (iii) "control", including the terms "controlling," "controlled by" and "under common control with", means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of at least 10% of the voting securities, by contract or otherwise.

         SEVENTH: The corporation shall at all times have at least one (1) Independent Director. As used in this Certificate of Incorporation, "Independent Director" means a director (i) who is not a current or former director, officer, partner, member, shareholder, employee, creditor or customer of the corporation or of any affiliate of the


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corporation, and is not a spouse, parent, brother, sister, child, aunt, uncle or cousin of any such person, and (ii) who has not received, and was not a director, officer, director, partner, member, shareholder or employee of any person that has received any fees or other income other than fees for serving as such Independent Director from any affiliate of the corporation in any year within the five (5) years immediately preceding, or any year during, such director's incumbency as an Independent Director. However, an Independent Director may serve, or may have served previously, with compensation therefor in such a capacity for any other special purpose entity formed by any affiliate of the corporation. No resignation or removal of an Independent Director shall be effective until a successor Independent Director has been elected to replace such Independent Director.

         EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of the foregoing portion of this paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         NINTH: (a) The affirmative votes or written consents of the holders of all of the outstanding common stock of the corporation and of all of the directors of the corporation shall be necessary for (i) any amendment of this Certificate of Incorporation of the corporation, (ii) any consolidation or merger with or into any other person or dissolution or liquidation in whole or in part, (iii) any purchase or other acquisition, or any sale, pledge or other transfer, of any assets, or any creation, incurring or guarantee of, or other assumption of liability for, any indebtedness, by the corporation, other than in a transaction within the scope of paragraph 3 above, (iv) any institution by the corporation of any action to have itself adjudicated as bankrupt or insolvent, any consent to the institution of bankruptcy or insolvency proceedings against it, any request or consent to the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, any making of any general assignment for the benefit of creditors, or any admission in writing that it is unable to pay its debts generally as they become due or (v) the taking of any corporate action in furtherance of any of the actions set forth above in this paragraph. In such voting each Independent Director shall owe a fiduciary duty to the corporation itself, including the stockholders and the creditors of the corporation.

                  (b) If any outstanding certificates, notes, bonds or other securities are then rated at the request of the corporation by any nationally recognized statistical rating organization (each, a "Rating Agency"), the corporation shall not amend or repeal any provision of this Certificate of Incorporation unless either (a) the corporation shall have received written confirmation from each Rating Agency that such amendment or repeal will not cause such Rating Agency to reduce or withdraw any rating then so assigned to any such securities or (b) the corporation shall have received written consent to any such amendment or repeal from the other parties to each agreement pursuant to which such securities were issued.

         TENTH: The Corporation shall be operated in such a manner that its assets and liabilities shall not be substantively consolidated with those of any other person in the event of the bankruptcy or


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insolvency of the corporation or such other person. Without limiting the foregoing, the corporation shall maintain adequate capital in light of its contemplated business operations, conduct its business in its own name and through its duly authorized officers or agents, maintain and hold itself out as a separate entity and observe all appropriate corporate and other organizational formalities, maintain its assets separate from those of any other person or entity, maintain its books, records and bank accounts separate from those of any other person, maintain separate financial statements showing its assets and liabilities separate and apart from those of any other person, pay its own liabilities and expenses only out of its own funds, enter into a transaction with an affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm's length transaction with a person or entity that is not an affiliate, allocate fairly and reasonably any overhead expenses that are shared with an affiliate, not hold itself out as being liable for the debts of any other person and not take any other action or engage in any other activity that would be inconsistent with maintaining the separate legal identity of the Corporation.

                                          /s/ Denise Apicella
                                          ----------------------------------
                                          Denise Apicella, Secretary